Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

ONE MANHATTAN WEST
	NEW YORK, NY 10001	FIRM/AFFILIATE
OFFICES
	TEL: (212) 735-3000	———
	FAX: (212) 735-2000	BOSTON
	www.skadden.com	CHICAGO
HOUSTON
LOS ANGELES
PALO ALTO
WASHINGTON, D.C.
WILMINGTON
———
BEIJING
BRUSSELS
	October 1, 2024	FRANKFURT
HONG KONG
LONDON
MUNICH
PARIS
SÃO PAULO
SEOUL
SHANGHAI
BlackRock, Inc.		SINGAPORE
50 Hudson Yards		TOKYO
New York, NY 10001		TORONTO

RE:	BlackRock, Inc.

Post-Effective Amendment to Registration Statements on Form S-8

Ladies and Gentlemen:

We have acted as special United States counsel to BlackRock, Inc. (formerly named “BlackRock Funding, Inc.”), a Delaware corporation (the “Company”), in connection with the Post-Effective Amendment (the “Post-Effective Amendment”) to each of the following Registration Statements on Form S-8 (the “Registration Statements”) previously filed by BlackRock Finance, Inc. (formerly named “BlackRock, Inc.”), a Delaware corporation (the “Predecessor Registrant”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”):

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Registration No. 333-137708, originally covering an aggregate of (i) $102,000,000 of deferred compensation obligations (the “Deferred Obligations”) issuable under, among other plans, the Amended and Restated BlackRock, Inc. Voluntary Deferred Compensation Plan (as amended and restated, the “VDCP”) and (ii) an aggregate of 15,346,520 shares of common stock (and an indeterminate number of additional shares of common stock as may be issued with respect to such shares by way of a stock dividend, stock split, recapitalization or any other similar transaction) of which 896,090 shares were issuable pursuant to the predecessor plan to the Second Amended and Restated BlackRock, Inc. Employee Stock Purchase Plan (as amended and restated, the “ESPP”) and 10,419,243 shares were issuable pursuant to the predecessor plan to the Third Amended and Restated 1999 Stock Award and Incentive Plan (as amended and restated, the “1999 Plan” and, collectively with the ESPP, the “Stock Plans”; the Stock Plans are referred to herein, together with the VDCP, as the “Plans”);

BlackRock, Inc.

October 1, 2024

•

Registration No. 333-169329, originally covering 10,000,000 shares of common stock (and an indeterminate number of additional shares of common stock as may be issued with respect to such shares by way of a stock dividend, stock split, recapitalization or any other similar transaction) issuable under the predecessor plan to the 1999 Plan;

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Registration No. 333-197764, originally covering 7,500,000 shares of common stock (and an indeterminate number of additional shares of common stock as may be issued with respect to such shares by way of a stock dividend, stock split, recapitalization or any other similar transaction) issuable under the predecessor plan to the 1999 Plan;

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Registration No. 333-225372, originally covering 7,000,000 shares of common stock (and an indeterminate number of additional shares of common stock as may be issued with respect to such shares by way of a stock dividend, stock split, recapitalization or any other similar transaction) issuable under the predecessor plan to the 1999 Plan; and

•

Registration No. 333-279595, originally covering 8,027,190 shares of common stock (and an indeterminate number of additional shares of common stock as may be issued with respect to such shares by way of a stock dividend, stock split, recapitalization or any other similar transaction) issuable under the 1999 Plan (including 1,027,190 shares (the “Recycled Shares”) previously issued pursuant to one or more of the other Registration Statements, which were subsequently forfeited and recycled and made available for future issuance under the 1999 Plan).

The Company became the successor to the Predecessor Registrant on October 1, 2024 pursuant to a reorganization of the Predecessor Registrant into a new holding company structure under the terms of that certain Transaction Agreement, dated January 12, 2024, as amended on September 30, 2024 (the “Transaction Agreement”), among the Company, the Predecessor Registrant, Banana Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company (“Merger Sub”), and the other parties thereto. To effect the reorganization, the Predecessor Registrant formed the Company and caused the Company to form Merger Sub. The new holding company structure was implemented pursuant to Section 251(g) of the Delaware General Corporation Law upon consummation of the merger of Merger Sub with and into the Predecessor Registrant, with the Predecessor Registrant surviving as a direct, wholly owned subsidiary of the Company (the “Merger”).

BlackRock, Inc.

October 1, 2024

Pursuant to the terms of the Transaction Agreement, each share of common stock of the Predecessor Registrant outstanding immediately prior to the effective time of the Merger was converted at the effective time of the Merger into one share of common stock, par value $0.01 per share, of the Company (the “Common Stock”), having the same designations, rights, powers, and preferences, and the same qualifications, limitations, and restrictions as the common stock of the Predecessor Registrant. Immediately following the Merger, the Company adopted and assumed all of the Predecessor Registrant’s rights and obligations under all of its employee benefit plans, agreements and arrangements, equity incentive plans and subplans and related agreements, including all obligations with respect to the outstanding awards and all obligations for distribution pursuant to the Plans.

In accordance with paragraph (d) of Rule 414 under the Securities Act, the Post-Effective Amendment is being filed by the Company, as the successor registrant to the Predecessor Registrant, to expressly adopt the Registration Statements as its own registration statements for all purposes of the Securities Act and under the Securities Exchange Act of 1934. The Registration Statements, as amended by the Post-Effective Amendment, relate to the offer and sale by the Company of shares of its Common Stock (the “Shares”) under the Stock Plans and the Deferred Obligations under the VDCP.

This opinion is being furnished at the request of the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the Registration Statements;

(b) the Plans;

(c) the BlackRock, Inc. 1999 Stock Award and Incentive Plan, the Amended and Restated BlackRock, Inc. 1999 Stock Award and Incentive Plan and the BlackRock, Inc. Second Amended and Restated 1999 Stock Award and Incentive Plan which registered shares issuable under the 1999 Plan, including the Recycled Shares (the “Prior 1999 Plans”);

BlackRock, Inc.

October 1, 2024

(d) an executed copy of a certificate of R. Andrew Dickson III, Managing Director and Corporate Secretary of each of the Company and the Predecessor Registrant, dated the date hereof (the “Secretary’s Certificate”);

(e) a copy of the Company’s Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), certified by the Secretary of State of the State of Delaware as of October 1, 2024, and certified pursuant to the Secretary’s Certificate;

(f) a copy of the Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”), certified by the Secretary of State of the State of Delaware as of October 1, 2024, and certified pursuant to the Secretary’s Certificate;

(g) copies of the certificate of incorporation of the Predecessor Registrant, as amended and in effect at the time of adoption of each of the Plans and each of the Prior 1999 Plans, each certified by the Secretary of State of the State of Delaware as of October 1, 2024, and certified pursuant to the Secretary’s Certificate;

(h) a copy of the Company’s Amended and Restated Bylaws (the “Amended and Restated Bylaws”), as amended and in effect as of the date hereof, and certified pursuant to the Secretary’s Certificate;

(i) copies of the Predecessor Registrant’s bylaws, as amended as in effect at the time of adoption of each of the Plans and the Prior 1999 Plans, each certified pursuant to the Secretary’s Certificate;

(j) a copy of certain resolutions of the Board of Directors of the Company relating to the adoption and assumption of the Plans, certified pursuant to the Secretary’s Certificate;

(k) a copy of certain resolutions of the Board of Directors of the Predecessor Registrant, and the approval of the stockholders of the Predecessor Registrant at applicable annual meetings of the Predecessor Registrant, in each case, relating to the adoption and approval of the respective Plans or the Prior 1999 Plans, as applicable, each certified pursuant to the Secretary’s Certificate;

(l) a certificate of good standing of each of the Company and the Predecessor Registrant under the laws of the State of Delaware, each as of October 1, 2024;

BlackRock, Inc.

October 1, 2024

(m) the Predecessor Registrant’s Quarterly Report on Form 10-Q, filed on November 14, 2006, announcing the stockholder approval of the amendment and restatement of the BlackRock, Inc. 1999 Stock Award and Incentive Plan; and

(n) the Predecessor Registrant’s Quarterly Report on Form 10-Q, filed on August 13, 2001, announcing the stockholder approval of the BlackRock, Inc. 2001 Employee Stock Purchase Plan.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Predecessor Registrant and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Predecessor Registrant and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company and the Predecessor Registrant, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the Predecessor Registrant and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of Delaware (the “Opined-on Laws”).

As used herein, “Organizational Documents” means those documents listed in paragraphs (e) through (i) above.

BlackRock, Inc.

October 1, 2024

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. The Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and when the Shares are issued to the eligible individuals in accordance with the terms and conditions of the applicable Plan and any applicable award agreement for consideration in an amount at least equal to the par value of such Shares, the Shares will be validly issued, fully paid and nonassessable.

2. The Deferred Obligations have been duly authorized by all requisite corporate action on the part of the Company and, when distributed or issued in accordance with the terms of the VDCP, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of Delaware.

The opinions stated herein are subject to the following assumptions and qualifications:

(a) In rendering the opinions stated herein, we have also assumed that (i) an appropriate account statement evidencing Shares credited to an eligible individual’s account maintained with the Company’s transfer agent has been or will be issued by the Company’s transfer agent, (ii) the issuance of Shares will be properly recorded in the books and records of the Company, and (iii) each award agreement under which stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards or cash-based awards are granted pursuant to an applicable Plan will be consistent with such Plan and will be duly authorized, executed and delivered by the parties thereto;

(b) the Company’s issuance of the Shares does not and will not (i) except to the extent expressly stated in the opinions contained herein, violate any statute to which the Company or such issuance is subject, or (ii) constitute a violation of, or a breach under, or require the consent or approval of any other person under, any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Organizational Documents, although we have assumed compliance with any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company contained in such instruments), and we have further assumed that the Company will continue to have sufficient authorized shares of Common Stock;

(c) the Company’s authorized capital stock is as set forth in the Amended and Restated Certificate of Incorporation, as amended by the Certificate of Amendment, and we have relied solely on the certified copy thereof issued by the Secretary of State of the State of Delaware and have not made any other inquiries or investigations;

BlackRock, Inc.

October 1, 2024

(d) we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and governmental orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(e) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any Plan or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(f) except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Deferred Obligations constitutes the valid and binding obligation of each party to such Deferred Obligations, enforceable against such party in accordance with its terms;

(g) we do not express any opinion with respect to the enforceability of any provision contained in any Plan relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(h) the opinions stated herein are limited to the agreements and documents specifically identified in the opinions contained herein (the “Specified Documents”) without regard to any agreement or other document referenced in any such Specified Document (including agreements or other documents incorporated by reference or attached or annexed thereto) and without regard to any other agreement or document relating to any such Specified Document;

(i) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document with respect to the choice of law or the choice of forum of the parties to such Transaction Document; and

BlackRock, Inc.

October 1, 2024

(j) this opinion letter shall be interpreted in accordance with customary practice of United States lawyers who regularly give opinions in transactions of this type.

In addition, in rendering the foregoing opinions we have further assumed that:

(a) neither the issuance of the Deferred Obligations nor the performance by the Company of its obligations under the VDCP (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or its property is subject, (ii) contravened or will contravene any order or decree of any governmental authority to which the Company or its property is subject or (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined-on Law); and

(b) neither the issuance of the Deferred Obligations nor the performance by the Company of its obligations under the VDCP requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Post-Effective Amendment. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

LKB